===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               American Biltrite
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               American Biltrite
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            AMERICAN BILTRITE INC.

                                57 River Street
                     Wellesley Hills, Massachusetts 02481

                               ----------------

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 8, 2001

                               ----------------

To the Stockholders of
American Biltrite Inc.:

  Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc. will be held at the FleetBoston Financial Corporation, 35th Floor, 100 Federal Street, Boston, Massachusetts, on Tuesday, May 8, 2001 at 9:00 A.M. Boston time, for the following purposes:

  1. To elect three directors who will hold office until the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified.

  2. To transact any other business that may properly come before the meeting or any adjournment thereof.

  The close of business on March 23, 2001 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

  It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                          By Order of The Board of Directors

                                          Henry W. Winkleman
                                          Secretary

Wellesley Hills, Massachusetts
April 11, 2001

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors (the "Board") of American Biltrite Inc. (the "Company"), of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") to be held on May 8, 2001 at the FleetBoston Financial Corporation, 35th floor, 100 Federal Street, Boston, Massachusetts at 9:00 A.M. Boston time, and at any adjournments thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02481. The cost of preparing and mailing the notice, proxy statement and proxy will be paid by the Company. It is expected that the solicitation of proxies will be by the Company by mail only, but may also be made by overnight delivery service, facsimile, personal interview, mail, telephone or telegraph by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and to request authority for the execution of proxies and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 11, 2001.

  Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted at the Meeting (including adjournments), and where a specification is made by means of the ballot provided in the proxies regarding any matter presented to the meeting, such proxies will be voted in accordance with such specification.

  Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by filing a later dated proxy or by notice of revocation filed in writing with the Secretary of the Company. Attendance at the Meeting in person will not be deemed to revoke the proxy unless the stockholder affirmatively indicates at the Meeting an intention to vote the shares in person.

  On March 23, 2001, there were issued and outstanding 3,487,885 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

  A quorum for the consideration of any question at the Meeting will consist of a majority in interest of all stock issued and outstanding and entitled to vote upon that question. A plurality of the shares represented and voting at the Meeting is required to elect directors. On all other matters, a majority of the shares represented and voting at the meeting is required to decide the question. Under applicable Delaware law, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election.

  A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 is enclosed with this proxy statement.

                             ELECTION OF DIRECTORS

  The Board is divided into three classes, the terms of which expire at successive Annual Meetings of Stockholders. Stockholders are being asked to elect three Class II directors at the Meeting. The accompanying proxy will be voted for the election of the nominees named in Class II below unless otherwise instructed. The term of those Class II directors elected at the Meeting will expire at the Annual Meeting of Stockholders held in 2004 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

  The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director in the classes continuing in office, together with a statement as to the period during which he or she has served as a director of the Company.

                                      Business Experience and              Expiration of
       Name (Age)                       Other Directorships                Present Term
       ----------                     -----------------------              -------------
Nominees
--------
CLASS II

John C. Garrels III       Former Director, Global Banking, The First           2001
 (61)...................  National Bank of Boston, a national banking association. Director of the Company since 1977.

James S. Marcus (71)....  Former Limited Partner, Goldman, Sachs & Co.,        2001
                          investment bankers. Director of the Company
                          since 1971. Director of Kellwood Company and
                          Insight Communications.

Roger S. Marcus (55)....  Chairman of the Board and Chief Executive            2001
                          Officer of the Company. Director of the Company
                          since 1981. Chairman of the Board of Directors
                          and Chief Executive Officer of Congoleum
                          Corporation.
Incumbent Directors
-------------------
CLASS I

Gilbert K. Gailius (69).  Vice President--Strategic Planning of the            2003
                          Company. Director of the Company since 1983.

Richard G. Marcus (53)..  President and Chief Operating Officer of the         2003
                          Company. Director of the Company since 1982.
                          Vice Chairman of the Board of Directors of
                          Congoleum Corporation.

Frederick H. Joseph       Managing Director, ING Barings LLC, Investment       2003
 (64)...................  Bankers. From 1994 to 1998 was Chairman of
                          Clovebrook Capital Corp. Director of the Company
                          since 1997.

                                                                           Expiration
                                     Business Experience and                   of
       Name (Age)                      Other Directorships                Present Term
       ----------                    -----------------------              ------------
CLASS III
---------

Mark N. Kaplan, Esq.     Of Counsel, Skadden, Arps, Slate, Meagher & Flom     2002
 (71)................... LLP, attorneys. Director of the Company since
                         1982. Director of: Grey Advertising Inc.; DRS
                         Technologies Inc.; Autobytel.com Inc.; REFAC
                         Technology Development Corporation; Volt
                         Information Sciences, Inc.; MyTurn.com and
                         Congoleum Corporation.

Natalie S. Marcus (84).. Investor. Director of the Company since 1992.        2002

William M. Marcus (63).. Executive Vice President and Treasurer of the        2002
                         Company. Director of the Company since 1966.
                         Director of Congoleum Corporation.

Kenneth I. Watchmaker    Executive Vice President and Chief Financial         2002
 (58)................... Officer of Reebok International Ltd., a
                         worldwide designer, marketer and distributor of
                         sports, fitness and casual footwear, apparel and
                         equipment. Director of the Company since 1995.

Note: Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. James S. Marcus is not related to Natalie, Roger, Richard or William Marcus.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR.

                              EXECUTIVE OFFICERS

  The following table sets forth certain information relating to the executive officers of the Company.

                                                                      Executive Officer
Executive Officer (Age)   Position                                          Since
-----------------------   --------                                    -----------------
Roger S. Marcus (55)....  Chief Executive Officer                           1981

Richard G. Marcus (53)..  President and Chief Operating Officer             1982

William M. Marcus (63)..  Executive Vice President and Treasurer            1966

Gilbert K. Gailius (69).  Vice President-Strategic Planning                 1979

Howard N. Feist III       Vice President-Finance and Chief Financial        2000
 (44)...................  Officer of the Company and Chief Financial
                          Officer and Secretary of Congoleum
                          Corporation

J. Dennis Burns (61)....  Vice President and General Manager, Tape          1985
                          Products Division

Jean Richard (56).......  Vice President and General Manager American       2000
                          Biltrite (Canada) Ltd.

Edward J. Lapointe (58).  Controller                                        1983

Henry W. Winkleman (56).  Vice President, Corporate Counsel and             1989
                          Secretary

                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

  The following table, together with the accompanying text and footnotes, sets forth, as of March 23, 2001, (a) the holdings of the Common Stock of each director of the Company and of each person nominated to become a director of the Company, (b) the holdings of the Common Stock of all officers and directors as a group and (c) the names, addresses and holdings of the Company's Common Stock of each person who owns 5% or more of its Common Stock.

Name and Address                            Amount and Nature of    Percent of
of Beneficial Owner(1)                     Beneficial Ownership(2) Common Stock
----------------------                     ----------------------  ------------
Directors and Executive Officers

Natalie Marcus...........................          984,830(3)(4)       28.2%
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02481

Richard G. Marcus........................          566,637(3)(5)       15.7
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02481

Roger S. Marcus..........................          564,036(3)(6)       15.7
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02481

William M. Marcus........................          395,334(3)(7)       11.1
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02481

Gilbert K. Gailius.......................           58,000(8)           1.6

Mark N. Kaplan...........................            3,500(10)           --

John C. Garrels III......................            2,300(10)           --

Howard N. Feist III......................            2,000(10)           --

James S. Marcus..........................            1,700(10)           --

Frederick H. Joseph......................            1,500(10)           --

All directors and executive officers as a
 group (14 persons)......................        2,339,337             60.0

5% Beneficial Owners

Dimensional Fund Advisors, Inc...........          290,550(11)          8.3
 1299 Ocean Avenue, Suite 650
 Santa Monica, CA 90491

Wilen Management Company, Inc............          243,702(12)          7.0
 2360 West Joppe Road, Suite 226
 Lutherville, MD 21093

Marvin C. Schwartz.......................          186,500(13)          5.3
 c/o Neuberger & Berman, LLC
 605 Third Avenue
 New York, NY 10158

--------
 (1) Addresses are given only for beneficial owners of more than 5% of the Common Stock.

 (2) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

 (3) As of the date shown, these shares were among the 2,232,237 shares, or 58.7%, of the outstanding Common Stock beneficially owned by the following persons, who have identified themselves as persons who have taken, and reasonably anticipate continuing to take, actions which direct or may cause the direction of the management and policies of the Company and the voting of their shares of Common Stock in a manner consistent each with the other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); Natalie S. Marcus, Richard
     G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481).

 (4) Natalie S. Marcus has sole voting and investment power over 835,330 shares. Mrs. Marcus is also a co-trustee with Richard G. Marcus and Roger
     S. Marcus over 144,000 shares and trustee of a charitable trust, which holds 4,000 shares. Mrs. Marcus also has the right to acquire 1,500 shares, which are issuable upon exercise of options currently exercisable.

 (5) Richard G. Marcus has sole voting and investment power over 310,637 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger
     S. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 112,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, owns 3,750 shares.

 (6) Roger S. Marcus has sole voting and investment power over 308,036 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 112,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Roger S. Marcus's daughter, Elissa G. Marcus, owns 6,650 shares.

 (7) William M. Marcus has sole voting and investment power over 305,734 shares. Mr. Marcus also has the right to acquire 89,600 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares.

 (8) Gilbert K. Gailius has sole voting and investment power over 12,000 shares. Mr. Gailius has the right to acquire 46,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

 (9) J. Dennis Burns has sole voting and investment power over 3,000 shares. Mr. Burns has the right to acquire 18,800 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(10) Messrs. Mark N. Kaplan, John C. Garrels III, James S. Marcus and Frederick H. Joseph each has the right to acquire 1,500 shares and Mr. Howard N. Feist III has the right to acquire 2,000 shares, which are issuable upon exercise of options currently exercisable.

(11) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 2, 2001.

(12) Based on information contained in a Schedule 13G filed with the Commission on February 13, 2001.

(13) Based on information contained in a Schedule 13D filed with the Commission on December 9, 1996.

  In February 1996, Richard G. Marcus entered into a settlement agreement in the form of a consent decree with the Commission in connection with the Commission's investigation covering trading in the Common Stock by an acquaintance of Mr. Marcus. Mr. Marcus, without admitting or denying the Commission's allegations of securities laws violations, agreed, among other things, to the entry of a permanent injunction against future violations of
Section 10(b) of, and Rule 10b-5 under, the Exchange Act.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock and other equity securities of the Company to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. The Company believes that during the year ended December 31, 2000, its officers, directors and holders of more than 10% of the company's Common Stock complied with all Section 16(a) filing requirements.

                     DIRECTOR COMPENSATION AND COMMITTEES

  During 2000, the Board held four meetings. Each director who is not an officer and employee of the Company is entitled to receive a director's fee of $15,000 per year and $2,000 for each Board meeting and each Audit and Executive Committee meeting attended during 2000.

  Directors may elect to defer the receipt of all or a part of their fees. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the base rate quoted by the FleetBoston Financial at the end of each quarter.

  There are four standing committees of the Board. The Company's Executive Committee consists of five members. The functions of the committee are to advise and aid the officers of the Company in all matters concerning its interests and the management of its business and, when the Board is not in session, to exercise all the powers of the Board with reference to the conduct of the business of the Company which may be lawfully delegated by the Board. During 2000, the Executive Committee did not meet. The members of the Executive Committee are Messrs. William M. Marcus, Chairman, Roger S. Marcus, Richard G. Marcus, Mark N. Kaplan and John C. Garrels III.

  The Company's Compensation Committee consists of three members. The committee met once during 2000. The members of the Compensation Committee are Messrs. Mark N. Kaplan, Chairman, John C. Garrells III and Kenneth I. Watchmaker. The Company does not have a nominating committee of the Board.

  The Company's Stock Award Committee consists of three members. The function of the committee is to grant stock options and other employee incentives to executive officers of the Company (including without limitation the Company's Chief Executive Officer and the Company's four other most highly compensated officers). The members of the Stock Award Committee are John C. Garrels III, Chairman, James S. Marcus and Kenneth I. Watchmaker. The committee held one meeting in 2000.

  The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the Audit Committee Report included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

                            AUDIT COMMITTEE REPORT

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE

                                          Kenneth I. Watchmaker, Chairman
                                          John C. Garrels III
                                          James S. Marcus

                         COMPENSATION COMMITTEE REPORT

Overall Policy

  The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties, demonstrated abilities and, where appropriate, the performance of the operating division or subsidiary for which the executive is responsible. The objectives of this strategy are to attract and retain the best possible executives, to motivate these executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results.

  Each year, the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of: the relationship between an executive's current compensation and his current duties and responsibilities; the compensation of executive officers with similar duties and responsibilities; and inflationary trends. The annual compensation review permits an ongoing evaluation of the relationships among the size and scope of the Company's operations, the Company's performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including without limitation the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company.

  The Compensation Committee determines the compensation of the individuals whose compensation is detailed in this proxy statement (including in the Summary Compensation Table) and sets policies for and reviews the compensation awarded to the Company's most highly compensated corporate executives. This process is designed to provide consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is described in this proxy statement (other than Roger S. Marcus, the Company's Chief Executive Officer), the Compensation Committee takes into account the views of Roger S. Marcus.

  The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. In 1996, the Compensation Committee established certain additional elements to the Company's executive compensation program, including principally split-dollar insurance arrangements. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Roger S. Marcus, are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the specific elements of the program described below.

Base Salaries

  Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Annual salary adjustments are determined by evaluating on an individual basis (i) new responsibilities of the executive's position, (ii) changes in the scope of the operations managed, (iii) the performance both of such operations and of the executive in the position and (iv) annual increases in the cost of living.

  With respect to the base salary of Roger S. Marcus in 2000, the Compensation Committee took into account the Company's performance (and, specifically, the performance of Congoleum Corporation, a subsidiary of the Company), the asset values created for the Company by Congoleum Corporation under Mr. Marcus's leadership and the assessment by the Compensation Committee of Mr. Marcus's individual performance as Chief Executive Officer of both the Company and Congoleum Corporation. The Compensation Committee also took into account the length of Mr. Marcus's service to the Company and his increasing responsibilities in the course of such service. Mr. Marcus's base salary of $517,500 for 2000 represents an increase of 5.1% over his $492,500 base salary for 1999. The Compensation Committee approved a base salary of $540,000 for Mr. Marcus for 2001, an increase of 4.2% over his 2000 base salary.

Annual Bonus

  The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of individual and corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate. The Compensation Committee has adopted a policy of paying bonuses to Roger S. Marcus and Richard G. Marcus of approximately 3-4% of the Company's after-tax earnings, taking into account significant non-operational occurrences and the actual level of profitability for the relevant year. In determining annual bonuses, the Committee also considers the views of Roger S. Marcus as Chief Executive Officer and discusses with him the appropriate bonuses for all executives, including himself.

  For 2000, Roger S. Marcus was awarded an aggregate bonus of $450,000. For 1999, he was awarded a bonus of $575,000. Mr. Marcus's 2000 bonus was based on earnings for the Company as a whole in accordance with the Compensation Committee policy set forth above. Consideration was also given to his performance as Chief Executive Officer of the Company and as Chief Executive Officer of Congoleum Corporation, taking into account certain payments by Congoleum Corporation to the Company relating to, among other things, Mr. Marcus's service as Chief Executive Officer of Congoleum Corporation. In awarding Mr. Marcus's aggregate bonus, the Compensation Committee also considered the performance of the Common Stock and Mr. Marcus's role in promoting the long-term strategic growth of the Company.

Stock Options

  Under the Company's 1993 Stock Award and Incentive Plan, stock options are granted to the Company's executive officers. Stock options are granted to the Company's executive officers by the Compensation Committee or the Stock Award Committee, as appropriate. Currently, these Committees set guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the stockholders.

  Under the 1993 Stock Award and Incentive Plan, stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of options granted under the plan cannot be realized unless stock price appreciation occurs over time.

Supplemental Benefits

  In 1996, the Compensation Committee established supplemental benefits for certain executive officers of the Company. These supplemental benefits were proposed and approved as a means of addressing the substantial inequity to the five most highly compensated executive officers of the Company created by the cap on credited compensation under the Company's qualified pension plan described below under the caption "Defined Benefit Pension Plan." Effective as of December 20, 1996, the Company entered into split-dollar life insurance agreements for the benefit of each of William M. Marcus, Richard G. Marcus and Roger S. Marcus. Effective as of January 9, 1997, the Company entered into a similar agreement for the benefit of J. Dennis Burns. Effective as of November 20, 2000, the Company entered into a similar agreement for the benefit of Howard N. Feist III. Under these contracts, the Company agreed to pay a portion of premiums due over a specified time period on certain variable life insurance policies providing life insurance protection for the family of each executive officer, subject to various terms and conditions. In 1996, the Company paid the full initial premiums under each of the policies. In 1997 and future policy years covered by the split-dollar agreements, although the Company is only obligated under the agreements to pay a portion of the executives' policy premiums, the Company has paid and may continue to pay the full premium under any of the policies or reimburse the executives for some or all of their portion of the premiums under one or more of their respective policies covered by the agreements. Premiums paid under the split-dollar agreements are reflected in the Summary Compensation Table set forth below under the column entitled "All Other Compensation." Under each of the split-dollar agreements, the Company is entitled to all of the net premiums paid by it upon termination of the agreement in accordance with its terms. Each life insurance policy subject to a split-dollar agreement has been assigned to the Company as collateral to secure recovery by the Company of the premiums paid by it on that policy.

  In 1996, the Compensation Committee also approved unfunded supplemental retirement benefits for Gilbert K. Gailius, the Company's former Chief Financial Officer and current Vice President Strategic Planning, which entitle Mr. Gailius to post-retirement cash payments from the Company, payable on the same basis as benefits payable under The Retirement Plan for Salaried Employees of American Biltrite Inc. (the "Pension Plan"). The supplemental retirement benefits will equal the difference between (a) the dollar amount of retirement benefits to which Mr. Gailius would have been entitled to at age 65 under the Pension Plan absent any limit on credited compensation imposed by the Internal Revenue Code of 1986, as amended ("Required Maximum"), and (b) the dollar amount of retirement benefits actually payable to Mr. Gailius under the Pension Plan. Mr. Gailius's rights with respect to these benefits are those of an unsecured creditor of the Company.

Company Agreements

  Mr. Gailius's base salary, annual bonus and supplemental benefits in his position as the Company's Vice President of Strategic Planning are provided for in employment arrangements approved by the Board. No other executive officer of the Company has an employment agreement with the Company.

Conclusion

  Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. In 2000, 43.5% of the Company's executive compensation consisted of performance-based variable elements. In the case of Roger S. Marcus, approximately 46.5% of his 2000 compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          COMPENSATION COMMITTEE

                                          Mark N. Kaplan, Chairman
                                          John C. Garrels III
                                          Kenneth I. Watchmaker

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation earned by or paid to the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers for services rendered to the Company and its subsidiaries in all capacities during each of the last three years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of 2000.

                          SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                     Annual           Compensation
                                                  Compensation           Awards
                                               ------------------ ---------------------
                                                                  Securities Securities
                                                                  Underlying Underlying
 Name and Principal                                                  ABI     Congoleum      All Other
 Position                               Year   Salary($) Bonus($)  Options    Options   Compensation($)(1)
 ------------------                     ----   --------- -------- ---------- ---------- ------------------
 Roger S. Marcus....................... 2000    517,500  450,000                             196,800
 Chairman of the Board and              1999    492,500  575,000                             196,400
 Chief Executive Officer                1998    462,500  550,000               50,000        196,400

 Richard G. Marcus..................... 2000    517,500  450,000                             156,800
 President and Chief Operating Officer  1999    492,500  575,000                             156,400
 Officer                                1998    462,500  550,000               50,000        156,400
 William M. Marcus..................... 2000    414,000  360,000                             226,800
 Executive Vice President and Treasurer 1999    394,000  400,000                5,000        226,400
                                        1998    370,500  300,000                             226,400
 Howard N. Feist III................... 2000    230,000   90,000    10,000                    61,800
 Vice President-Finance
 And Chief Financial Officer
 J. Dennis Burns....................... 2000    205,000  100,000                              18,800
 Vice President and                     1999    195,000   85,000                              18,400
 General Manager,                       1998    186,250   50,000                              18,400
 Tape Products Division

--------
(1) The amounts disclosed in this column include:

    (a) Company contributions of $6,800 in 2000 and $6,400, in each of 1999, 1998, respectively, under the Section 401(k) Savings Investment Plan on behalf of each individual listed;

    (b) payment by the Company of $10,000 in each of 2000, 1999 and 1998 to individual life insurance trusts for Roger S. Marcus, Richard G. Marcus and William M. Marcus; and

    (c) premiums paid by the Company in 2000, 1999 and 1998 under split-dollar insurance arrangements on behalf of Roger S. Marcus, Richard G. Marcus, William M. Marcus and J. Dennis Burns, totaling $180,000, $140,000, $210,000 and $12,000, respectively for each year. In 2000, $55,000 was paid under these arrangements on behalf of Howard N. Feist III.

                                 STOCK OPTIONS

  The table below sets forth information relating to stock option grants in 2000 to the named executive officer of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         ---------------------------------------------  Potential Realizable
                                       Percent of                         Value at Assumed
                          Number of      Total                         Annual Rates Of Stock
                          Securities  Options/SARs Exercise            Price Appreciation For
                          Underlying   Granted To  Or Base                   OptionTerm
                         Options/SARs Employees In  Price   Expiration ----------------------
          Name           Granted (#)  Fiscal Year   ($/Sh)     Date      5% ($)     10% ($)
          ----           ------------ ------------ -------- ---------- ---------- -----------
Howard N. Feist III.....    10,000        52.6%     14.062    3/7/10       88,435     224,112

  The table below sets forth information relating to stock option exercises in 2000 by the named executive officers of the Company and the number and value of each such officer's unexercised in-the-money options/SARs on December 31, 2000 based upon the difference between exercise price and closing price per share at fiscal year-end.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUES

                                                              Number of Securities
                                                             Underlying Unexercised       Value of Unexercised In-the-Money
                      Company     Shares                     Options/SARs at FY-End            Options/SARs at FY-End
                      Granting Acquired on     Value    --------------------------------- ---------------------------------
        Name          Options  Exercise (#) Realized($) Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
        ----          -------- ------------ ----------- --------------- ----------------- --------------- -----------------
Roger S. Marcus.....    ABI       10,000      80,000        102,000          20,000                0                0
Richard G. Marcus...    ABI       10,000      80,000        102,000          20,000                0                0
William M. Marcus...    ABI       10,000      80,000         81,600          16,000                0                0
Howard N. Feist III.                 --          --           2,000           8,000              376            1,504
J. Dennis Burns.....                 --          --          17,600           2,400            8,000           29,000

                         DEFINED BENEFIT PENSION PLAN

  In addition to the remuneration set forth above, the Company contributes annually to the Pension Plan, a defined benefit pension plan. The annual actuarial valuation of the Pension Plan is performed using the Projected Unit Credit Cost Method as the actuarial cost method under which the Company's contributions are determined for all participants as a group. Allocations of the Company's contribution to individual participants are not readily available. Remuneration under the Pension Plan is calculated on the basis of the employee's highest average compensation over a period of five consecutive years during the last ten years of service ("final average compensation") subject to any applicable Required Maximum. Benefits payable under the Pension Plan are not subject to deduction for Social Security or other offset amounts.

  The table below sets forth the approximate maximum retirement benefits for employees retiring during 2000, subject to limitations, if any, imposed by law, payable under the Pension Plan to persons whose final average compensation is in the classification indicated.

                              PENSION PLAN TABLE

                                                   Years of Service
                                       -----------------------------------------
Remuneration                             15     20     25     30     35     40
------------                           ------ ------ ------ ------ ------ ------
 $200,000............................. 20,800 27,800 34,700 41,700 48,600 55,600
 $300,000............................. 20,800 27,800 34,700 41,700 48,600 55,600
 $400,000............................. 20,800 27,800 34,700 41,700 48,600 55,600
 $500,000............................. 20,800 27,800 34,700 41,700 48,600 55,600

  The table below sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company. Remuneration covered by the Pension Plan for each of these executives currently is limited to the Required Maximum.

                                                2000 Remuneration Credited Years
     Name                                        Covered by Plan    of Service
     ----                                       ----------------- --------------
     Roger S. Marcus...........................     $170,000            33
     Richard G. Marcus.........................      170,000            30
     William M. Marcus.........................      170,000            40
     Howard N. Feist III.......................      170,000            19
     J. Dennis Burns...........................      170,000            16

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

  The graph that follows compares the monthly cumulative total stockholder return of the Common Stock to the monthly cumulative returns of the American Stock Exchange Market Value Index and a Peer Group Index which includes companies in Standard Industrial Classification (SIC) code number 3089--Plastic Products, N.E.C.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                    [GRAPH]

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                        -------------------------------FISCAL YEAR ENDING------
--------------------
COMPANY/INDEX/MARKET    12/29/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000
American Biltrite           100.00       104.37       114.58        99.59        71.11        73.72
Plastic Products, NBC       100.00       128.79       157.97       157.10       151.69       100.76
AMEX Market Index           100.00       105.52       126.97       125.25       156.15       154.23

SOURCE:   MEDIA GENERAL FINANCIAL SERVICES
          P.O. BOX 8533
          RICHMOND, VA  23293
          PHONE: 1-(800) 446-7922
          FAX:   1-(804) 649-6826

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2001. For the fiscal year 2000, the Company paid Ernst & Young LLP a total of $717,600 in fees consisting of $565,700 for audit services and $151,900 for all other nonaudit services. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the year 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by December 3, 2001. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by February 4, 2002.

                                 OTHER MATTERS

  Management of the Company has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Henry W. Winkleman
                                          Secretary

Wellesley Hills, Massachusetts
April 11, 2001

                                                                     Appendix A

                       CHARTER OF THE AUDIT COMMITTEE OF
               THE BOARD OF DIRECTORS OF AMERICAN BILTRITE INC.
                    AS ADOPTED BY THE BOARD ON MAY 9, 2000

                               ----------------

PURPOSE OF THE COMMITTEE

  The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Corporation and its subsidiaries.

COMPOSITION OF THE COMMITTEE

  Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the NYSE or other applicable exchange.

MEETINGS OF THE COMMITTEE

  The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

  In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

  (1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

  (2) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

  (3) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

  (4) Oversee the independence of the Corporation's independent auditors by, among other things:

     (a) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

     (b) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

  (5) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors;

  (6) Review the annual audit plan and scope of the audit with the Corporation's independent auditors;

  (7) Reviews with management and the independent auditors at the completion of the annual audit examinations:

     (a) the Company's annual financial statements and related footnotes to be included in the Company's Annual Report to Shareholders.

     (b) the independent accountant's audit of the annual financial statements and their report thereto.

     (c) any significant changes in the independent accountant's audit plan.

     (d) any difficulties or disputes with management encountered during the course of the audit.

     (e) other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

  (8) Considers and reviews with the independent auditors and with Management the adequacy of the company's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto.

  (9) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

  (10) Review and reassess annually the Committee's charter;

  (11) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

  (12) Report regularly to the Board on its activities, as appropriate, and;

  (13) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

                               ----------------

  While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

  Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

                               ----------------

                                REVOCABLE PROXY
                            AMERICAN BILTRITE INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                  ANNUAL MEETING OF STOCKHOLDERS MAY 8, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus and William M. Marcus and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote, as designated below, at the Annual Meeting of Stockholders of American Biltrite Inc. (the "Company") to be held on the 35th Floor, at the FleetBoston Financial Corporation, 100 Federal Street, Boston, Massachusetts on Tuesday, May 8, 2001, at 9:00 A.M., Boston time, and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned could vote if present in such manner as such proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified hereon.

1.   ELECTION OF CLASS II DIRECTORS          FOR     WITHHOLD     FOR ALL EXCEPT
     (except as marked to the contrary       [_]        [_]           [_]
     below):

     NOMINEES:  JOHN C. GARRELS, III         ROGER S. MARCUS
                JAMES S. MARCUS

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
-------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     Note: Signature(s) should agree with name(s) as printed hereon. All joint owners and fiduciaries should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sign in partnership name by authorized person.

          Please be sure to sign and date
           this Proxy in the box below.           Date
                                                      -----------------------

------------------------------                  ------------------------------
Stockholder sign above                          Co-holder (if any) sign above

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.

                            AMERICAN BILTRITE INC.

               PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN
                    THE ENCLOSED POST-PAID RETURN ENVELOPE

HAS YOUR ADDRESS CHANGED?

______________________________

______________________________

______________________________